Exhibit 99.1

STAAR Surgical Reports Fourth Quarter and Full Year 2015 Results

MONROVIA, CA, March 2, 2016---STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and delivery systems for the eye today reported financial results for the fourth quarter and full year ended January 1, 2016.

Fourth Quarter 2015 Overview

•	Record Quarterly Net Sales of $20.9 Million Up 26% from the Prior Year Quarter and Up 27% on a Constant Currency Basis
•	Worldwide Implantable Collamer® Lens (“ICL”) Revenue Up 57% and Units Up 60% vs. Prior Year Quarter:
o	Europe Middle East Africa (EMEA) ICL Revenue Up 19% and Units Up 16%
o	Asia Pacific (APAC) ICL Revenue Up 118% and Units Up 118%
o	North America (NA) ICL Revenue Up 5% and Units Down 4%
•	Worldwide Intraocular Lens (“IOL”) Revenue Down 11% and Units Down 14% vs. Prior Year Quarter
•	Gross Margin Improved from 56.7% to 70.3% of Sales Primarily Attributable to Favorable Mix, Price Increase and Manufacturing Performance Improvement
•	On-Going FDA Remediation Effort for the Quarter On-Track and On-Budget
•	Fourth Quarter Net Loss of $0.02 per Share vs. Prior Year Quarter Net Loss of $0.07 per Share.

Full Year 2015 Overview

•	Record Full Year Net Sales of $77.1 Million Up 3% from Prior Year and Up 6% on a Constant Currency Basis
•	Worldwide ICL Revenue Up 17% and Units Up 18% vs. Prior Year:
o	Europe Middle East Africa (EMEA) ICL Revenue up 11% and Units Up 21%
o	Asia Pacific (APAC) ICL Revenue Up 25% and Units Up 18%
o	North America (NA) ICL Revenue Up 8% and Units Up 6%
•	Worldwide IOL Revenue Down 18% and Units Down 11% vs. Prior Year
•	Gross Margin Improved from 65.1% to 68.4% of Sales Primarily Attributable to Favorable Mix and Manufacturing Performance Efficiencies
•	On-Going FDA Remediation Effort for the Year On-Track and On-Budget
•	Full Year Net Loss of $0.17 per Share vs. Prior Year Net Loss of $0.22 per Share.

1

“Our record fourth quarter and full year net sales were due to the continuing growth of our ICL business. The majority of APAC and EMEA ICL markets performed very well closing out the year with good momentum. The success of the CentraFLOW® ICL in approved markets spurred the growth with both the Spheric and Toric versions of the lens growing double digits. We now have approximately 200,000 implants of this lens and the clinical data is testament to its potential as a primary and premium lens choice for refractive surgeons. Our ICL lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. In 2016, we will be focusing aggressively on a number of key strategic priorities to advance the ICL as an Evolution in Visual Freedom ™ for patients globally”, said Caren Mason, President and CEO. “We are beginning the second year of our commitment to build a foundation for consistent growth. Our leading imperative remains our work in FDA remediation and quality system overhaul while we build a strong Culture of Quality for STAAR. Our other imperatives include ICL market building, global key accounts focus, clinical validation and regulatory rebirth, innovation in products, materials and delivery systems and continuing infrastructure and systems renovation. The investment in these imperatives will remain significant and will outpace revenue and gross margin expansion in the near term. One-time charges, such as the recently announced stock plan acceleration expense, need also to be considered. An aggressive and transformative three year cycle is essential for STAAR to capture its market position as a clinically proven product provider with global quality and regulatory compliance that is at the forefront of refractive procedure offerings”, added Ms. Mason.

Financial Overview

Net sales were $20.9 million for the fourth quarter of 2016, up 26% compared to $16.6 million reported in the prior year. On a constant currency basis, fourth quarter net sales increased 27% compared to the prior period.

The sales increase was driven by strong ICL unit sales in APAC and EMEA with units growing 118% and 16%, respectively and a price increase on ICL’s in most markets that averaged 6%. These increases were partially offset by lower IOL unit sales and foreign currency changes due to the strengthening U.S. dollar against the euro and the yen.

For the fourth quarter of 2015, the gross profit margin increased 13.6 points to 70.3% compared to the prior year period of 56.7%. An increased mix of higher margin ICL units, higher average selling prices exclusive of currency impacts, and lower unit and other costs improved gross margin by approximately 14.5 points which was partially offset by a decrease of approximately one point due to the impact of the weaker euro on average selling prices.

2

Operating expenses for the quarter increased 12% to $14.7 million from $13.1 million in the prior year period due to costs related to quality system improvements of $600,000, increased selling costs in Germany of $500,000 as a result of the conversion to a direct sales force in that market, and higher headcount costs of $500,000. General and administrative expense was $4.9 million and $600,000 higher than the prior year due to bonuses and stock-based compensation, partially offset by lower recruiting and consulting costs. Marketing and selling expense was $5.9 million and $200,000 higher than the prior year due to the costs of direct selling in Germany, partially offset by optimization of North American selling and promotional costs. Research and development expense, which includes remediation and other FDA expenses, was $4.0 million and approximately $700,000 higher than the prior year due to increased validation and project-related spending, partially offset by lower remediation expenses. Remediation expense for the year was on budget.

The net loss for the fourth quarter of 2015 was $0.8 million or $0.02 per share, compared with a net loss of $2.5 million or $0.07 per share for the prior year period.

Adjusted net income for the fourth quarter of 2015 was $537,000 or $0.01 on a per diluted share basis, compared with an adjusted net loss of $1.2 million or $0.03 per diluted share for the prior year period. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

The GAAP net loss for the fiscal year ending January 1, 2016 was $6.5 million or $0.17 per share, compared to a net loss of $8.4 million or $0.22 per share for the prior year. Adjusted net income for the full year was $1.7 million or $0.04 per diluted share versus adjusted net income of $779,000 or $0.02 per diluted share for the prior year.

Cash and cash equivalents at January 1, 2016 totaled $13.4 million, compared to $16.1 million at the end of the third quarter of 2015 and $13.0 million at year-end 2014. The Company used $2.7 million in cash during the fourth quarter of 2015, which includes $1.8 million used in operating activities and $0.8 million for purchases of property and equipment.

Conference Call

The Company will host a conference call and webcast on Wednesday, March 2 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results. To access the conference call (Conference ID 34287402), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

3

Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance.

The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. When preparing its financial statements in conformity with U.S. generally accepted accounting principals (“GAAP”), the Company translates foreign currency sales and expenses denominated in Japanese yen to dollars at the weighted average of exchange rates in effect during the period. As a result, the Company's reported performance may be significantly affected by currency fluctuations. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the "constant currency" rate to sales or expenses in the current period as well. Because changes in currency are outside of the control of the Company and its managers, management finds this non-GAAP measure useful in determining the long-term progress of its initiatives and determining whether its managers are achieving their performance goals. The Company believes that the non-GAAP constant-currency sales results measures provided in this press release are similarly useful to investors to give insight on long term trends in the Company's performance without the external effect of changes in relative currency values. The table below shows sales results calculated in accordance with GAAP, the effect of currency, and the resulting non-GAAP measure expressed in constant currency.

“Adjusted Net Income (or Loss)” excludes the following items that are included in “Net Income (or Loss)” as calculated in accordance with GAAP: manufacturing consolidation expenses, gain or loss on foreign currency transactions, stock-based compensation expenses, and FDA panel and remediation expenses.

Management believes that “Adjusted Net Income (or Loss)” is useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control.

Management has excluded manufacturing consolidation expenses and FDA panel and remediation expenses because these are non-recurring expenses and their inclusion may mask underlying trends in our business performance.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors.

4

Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating “Adjusted Net Income (or Loss)” STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

The Company has provided below a detailed reconciliation table, which is useful to investors in providing the context to understand STAAR Surgical’s non-GAAP information and how it differs from GAAP.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”. More than 550,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.visianinfo.com. STAAR has approximately 300 employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, expectations for sales, building a foundation for consistent growth, investment imperatives remaining significantly outpacing revenue and gross margin expansion and operating cash flow improving expectations for new products or support for product growth, and any statements of assumptions underlying any of the foregoing. Important additional factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended January 2, 2015, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

5

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; the negative effect of unstable global economic conditions on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; changes in currency exchange rates; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the Visian Toric ICL and/or actions related to the FDA Warning Letter and Form FDA-483s), or to take enforcement action; research and development efforts may not be successful or may be delayed in delivering products for launch or may exceed anticipated costs; the purchasing patterns of our distributors carrying inventory in the market; the willingness of surgeons and patients to adopt a new or improved product and procedure; and patterns of Visian ICL use that have typically limited our penetration of the refractive procedure market. The Visian Toric ICL and the Visian ICL with CentraFLOW are not yet approved for sale in the United States.

CONTACT:	Investors	Media
	EVC Group	EVC Group
	Brian Moore, 310-579-6199	Dave Schemelia, 646-445-4800
Doug Sherk, 415-652-9100

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STAAR Surgical Company
Consolidated Balance Sheets
(in 000's)
Unaudited

	January 1,	January 2,
ASSETS	2016	2015

Current assets:
Cash and cash equivalents	$13,402	$13,013
Accounts receivable trade, net	15,675	11,054
Inventories, net	15,921	15,717
Prepayments, deposits, and other current assets	3,636	4,517
Deferred income taxes	439	596
Total current assets	49,073	44,897
Property, plant, and equipment, net	10,095	10,066
Intangible assets, net	666	870
Goodwill	1,786	1,786
Deferred income taxes	717	695
Other assets	617	597
Total assets	$62,954	$58,911

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$4,159	$4,150
Accounts payable	6,691	6,620
Deferred income taxes	370	301
Obligations under capital leases	362	399
Other current liabilities	6,305	4,901
Total current liabilities	17,887	16,371
Obligations under capital leases	204	468
Deferred income taxes	1,888	1,704
Asset retirement obligations	156	115
Pension liability	3,886	3,079
Deferred rent	87	75
Total liabilities	24,108	21,812

Stockholders' equity:
Common stock	399	384
Additional paid-in capital	187,007	178,232
Accumulated other comprehensive loss	(1,580)	(1,070)
Accumulated deficit	(146,980)	(140,447)
Total stockholders' equity	38,846	37,099
Total liabilities and stockholders' equity	$62,954	$58,911

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STAAR Surgical Company
Consolidated Statements of Operations
(In 000's except for per share data)
Unaudited

	Three Months Ended						Year Ended
	% of	January 1,	% of	January 2,	Fav (Unfav)		% of	January 1,	% of	January 2,	Fav (Unfav)
	Sales	2016	Sales	2015	Amount	%	Sales	2016	Sales	2015	Amount	%

Net sales	100.0%	$20,858	100.0%	$16,573	$4,285	25.9%	100.0%	$77,123	100.0%	$74,987	$2,136	2.8%

Cost of sales	29.7%	6,194	43.3%	7,170	976	13.6%	31.6%	24,400	34.9%	26,164	1,764	6.7%

Gross profit	70.3%	14,664	56.7%	9,403	5,261	56.0%	68.4%	52,723	65.1%	48,823	3,900	8.0%

Selling, general and administrative expenses:
General and administrative	23.3%	4,856	25.4%	4,211	(645)	-15.3%	25.4%	19,604	24.3%	18,287	(1,317)	-7.2%
Marketing and selling	28.3%	5,911	34.3%	5,689	(222)	-3.9%	30.7%	23,695	34.5%	25,879	2,184	8.4%
Research and development	19.0%	3,961	19.6%	3,245	(716)	-22.1%	19.1%	14,761	16.5%	12,363	(2,398)	-19.4%
Other general and administrative expenses	0.0%	-	0.0%	-	-		0.0%	-	0.4%	321	321	100.0%
Total selling, general, and administrative expenses	70.6%	14,728	79.3%	13,145	(1,583)	-12.0%	75.3%	58,060	75.7%	56,850	(1,210)	-2.1%

Operating loss	-0.3%	(64)	-22.6%	(3,742)	3,678	-98.3%	-6.9%	(5,337)	-10.7%	(8,027)	2,690	-33.5%

Other income (expense):
Interest income	0.0%	0	0.1%	25	(25)	-100.0%	0.1%	50	0.1%	51	(1)	-2.0%
Interest expense	-0.1%	(31)	-0.3%	(52)	21	40.4%	-0.2%	(128)	-0.1%	(154)	26	16.9%
Loss on foreign currency transactions	-1.2%	(257)	-1.2%	(200)	(57)	28.5%	-1.2%	(949)	-1.2%	(896)	(53)	-5.9%
Royalty income	1.7%	365	0.3%	55	310	563.6%	1.0%	740	0.5%	355	385	-108.5%
Other income, net	-0.2%	(43)	-0.1%	(11)	(32)	290.9%	0.0%	19	0.0%	26	(7)	-26.9%
Total other income (expense), net	0.2%	34	-1.2%	(183)	217	-118.6%	-0.3%	(268)	-0.8%	(618)	350	-56.6%

Loss before provision (benefit) for income taxes	-0.1%	(30)	-23.7%	(3,925)	3,895	-99.2%	-7.3%	(5,605)	-11.5%	(8,645)	3,040	-35.2%

Provision (benefit) for income taxes	3.9%	814	-8.4%	(1,387)	(2,201)	158.7%	1.2%	928	-0.3%	(253)	(1,181)	466.8%

Net loss	-4.0%	$(844)	-15.4%	$(2,538)	$1,694	-66.7%	-8.5%	$(6,533)	-11.2%	$(8,392)	$1,859	-22.2%

Net loss per share - basic and diluted		$(0.02)		$(0.07)				$(0.17)		$(0.22)
Weighted average shares outstanding - basic and diluted		39,763		38,413				39,260		38,091

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STAAR Surgical Company
Consolidated Statements of Cash Flows
(in 000's)
Unaudited

	Year Ended
	January 1,	January 2,
	2016	2015
Cash flows from operating activities:
Net loss	$(6,533)	$(8,392)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	2,196	2,078
Amortization of intangibles	205	382
Deferred income taxes	473	(841)
Stock-based compensation expense	3,304	4,663
Change in net pension liability	190	194
Accretion of asset retirement obligation	-	3
Other	288	182
Changes in working capital:
Accounts receivable	(4,895)	(934)
Inventories	327	(3,943)
Prepayments, deposits and other current assets	856	(1,062)
Accounts payable	14	972
Other current liabilities	1,413	(1,253)
Net cash used in operating activities	(2,162)	(7,951)

Cash flows from investing activities:
Acquisition of property and equipment	(2,043)	(4,054)
Net cash used in investing activities	(2,043)	(4,054)

Cash flows from financing activities:
Repayment of capital lease lines of credit	(391)	(490)
Proceeds from exercise of stock options	2,170	3,022
Proceeds from exercise of warrants	2,800	-
Net cash provided by financing activities	4,579	2,532

Effect of exchange rate changes on cash and cash equivalents	15	(468)

Increase (decrease) in cash and cash equivalents	389	(9,941)
Cash and cash equivalents, at beginning of the period	13,013	22,954
Cash and cash equivalents, at end of the period	$13,402	$13,013

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STAAR Surgical Company
Global Sales
(in 000's)
Unaudited

	Three Months Ended					Year Ended
		January 1,		January 2,	% Change		January 1,		January 2,	% Change
Geographic Sales		2016		2015	Fav (Unfav)		2016		2015	Fav (Unfav)
United States	11.7%	$2,441	14.7%	$2,441	0.0%	14.1%	$10,904	14.8%	$11,117	-1.9%

Japan	21.4%	4,466	28.7%	4,757	-6.1%	22.0%	16,982	25.5%	19,107	-11.1%
China	18.1%	3,778	10.2%	1,696	122.7%	16.3%	12,571	12.5%	9,370	34.2%
Korea	13.2%	2,758	5.4%	891	209.5%	10.5%	8,061	8.8%	6,563	22.8%
Spain	7.3%	1,515	7.8%	1,292	17.3%	7.3%	5,617	7.4%	5,562	1.0%
Other	28.3%	5,900	33.2%	5,496	7.3%	29.8%	22,988	31.0%	23,268	-1.2%
Total International Sales	88.3%	18,417	85.3%	14,132	30.3%	85.9%	66,219	85.2%	63,870	3.7%

Total Sales	100.0%	$20,858	100.0%	$16,573	25.9%	100.0%	$77,123	100.0%	$74,987	2.8%

Product Sales
Core products
ICLs	67.8%	$14,148	54.3%	$8,994	57.3%	66.8%	$51,543	58.7%	$44,047	17.0%
IOLs	23.5%	4,905	33.4%	5,532	-11.3%	25.7%	19,857	32.5%	24,336	-18.3%
Total core products	91.3%	19,053	87.7%	14,526	31.2%	92.6%	71,400	91.2%	68,383	4.4%
Non-core products
Other	8.7%	1,805	12.4%	2,047	-12.0%	7.4%	5,723	8.8%	6,604	-13.4%
Total Sales	100.0%	$20,858	100.0%	$16,573	25.9%	100.0%	$77,123	100.0%	$74,987	2.8%

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STAAR Surgical Company
Reconciliation of Non-GAAP Financial Measure
(in 000's)
Unaudited

	Three Months Ended		Year Ended
	January 1,	January 2,	January 1,	January 2,
	2016	2015	2016	2015
Net loss - (as reported)	$(844)	$(2,538)	$(6,533)	$(8,392)
Less:
Foreign currency impact	257	200	949	896
Stock-based compensation expense	557	(73)	3,304	4,663
Manufacturing consolidation expenses	-	-	-	321
FDA panel/remediation expense	567	1,187	3,933	3,291
Net income (loss) - (adjusted)	$537	$(1,224)	$1,653	$779

Net income (loss) per share, basic - (as reported)	$(0.02)	$(0.07)	$(0.17)	$(0.22)
Foreign currency impact	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.01	(0.00)	0.08	0.12
Manufacturing consolidation expenses	-	-	-	0.01
FDA panel/remediation expense	0.01	0.03	0.10	0.09
Net income (loss) per share, basic - (adjusted)	$0.01	$(0.03)	$0.04	$0.02

Net income (loss) per share, diluted - (as reported)	$(0.02)	$(0.07)	$(0.16)	$(0.21)
Foreign currency impact	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.01	(0.00)	0.08	0.12
Manufacturing consolidation expenses	-	-	-	0.01
FDA panel/remediation expense	0.01	0.03	0.10	0.08
Net income (loss) per share, diluted - (adjusted)	$0.01	$(0.03)	$0.04	$0.02

Weighted average shares outstanding - Basic	39,763	38,413	39,260	38,091
Weighted average shares outstanding - Diluted	40,559	38,413	40,451	40,220

Note:  Net income (loss) per share (adjusted), basic and diluted, may not add due to rounding

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STAAR Surgical Company
Reconciliation of Non-GAAP Financial Measure
Constant Currency Sales
(in 000's)
Unaudited

	Three Months Ended
	GAAP Sales
	January 1,	Effect of	Constant	January 2,	As Reported		Constant Currency
	2016	Currency	Currency	2015	$ Change	% Change	$ Change	% Change
ICL	$14,148	$16	$14,164	$8,994	$5,154	57.3%	$5,170	57.5%
IOL	4,905	74	4,979	5,532	(627)	-11.3%	(553)	-10.0%
Other	1,805	64	1,869	2,047	(242)	-11.9%	(178)	-8.7%
Total Sales	$20,858	$154	$21,012	$16,573	$4,285	25.9%	$4,439	26.8%

	Year Ended
	GAAP Sales
	January 1,	Effect of	Constant	January 2,	As Reported		Constant Currency
	2016	Currency	Currency	2015	$ Change	% Change	$ Change	% Change
ICL	$51,543	$235	$51,778	$44,047	$7,497	17.1%	$7,732	17.6%
IOL	19,857	1,590	21,447	24,336	(4,479)	-18.4%	(2,889)	-11.9%
Other	5,723	604	6,327	6,604	(882)	-13.4%	(278)	-4.2%
Total Sales	$77,123	$2,429	$79,552	$74,987	$2,136	2.8%	$4,565	6.1%

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